Exhibit 10.4
DATED 16 MARCH 2011
MASTER AGREEMENT
FOR ASSIGNMENT OF RECEIVABLES
(Articles L.313-23 to L.313-34 of the French Monetary and Financial Code)
Between
AGZ HOLDING
as Assignor
NATIXIS
as Security Agent
and
THE BENEFICIARIES

Schedules

1. Form of an Assignment Form
2. Form of a Notice of Assignment
3. Form of Letter of Acceptance
4. List of the Lenders

2.

THIS AGREEMENT IS MADE BY AND BETWEEN:
1.
AGZ HOLDING, a société anonyme, incorporated under the laws of France under registration number 413 765 108 RCS Nanterre, with registered capital of euro 35,905,326.00, and having its registered office at Immeuble Les Renardières, 3 Place de Saverne, 92400 Courbevoie, duly represented for the purpose of this Agreement, as Assignor;

2.
NATIXIS, a société anonyme, incorporated under the laws of France under registration number 542 044 524 RCS Paris, with registered capital of euro 4,653,020,308.80, and having its registered office at 30, avenue Pierre Mendès France 75013 Paris, duly represented for the purpose of this Agreement, as Security Agent; and

3.	THE LENDERS, as listed in Schedule 4, duly represented for the purpose of this Agreement by the Security Agent itself represented by a duly authorized signatory for the purpose of this Agreement.

3.

WHEREAS:
(A)
Pursuant to a facilities agreement dated 16 March 2011 entered into between, inter alios, AGZ Holding and Antargaz as Borrowers, BNP Paribas, Caisse Régionale de Crédit Agricole Mutuel de Paris et d’Ile De France, Crédit Lyonnais SA and Natixis as Mandated Lead Arrangers and Bookrunners, the Mandated Lead Arrangers (as defined therein), the Arrangers (as defined therein), the Lenders (as defined therein), and Natixis as Facility Agent and Security Agent (the “Facilities Agreement”), the Lenders have agreed to make certain Facilities available to the Borrowers.

(B)
Pursuant to Schedule 2 (Security Documents) of the Facilities Agreement, the Assignor is required to grant to the Beneficiaries certain security interests as security for the Secured Liabilities, including in particular the assignment by way of security of its trade receivables (cession de créances professionnelles à titre de garantie) upon the terms and conditions of this Master Agreement and each Assignment Form relating thereto.

4.

NOW, THEREFORE, IT HAS BEEN AGREED AS FOLLOWS:
1.	INTERPRETATION

1.1	Definitions
In this Master Agreement, terms defined in the Facilities Agreement have the same meaning when used in this Master Agreement, terms defined above have the same meaning when used in this Master Agreement, and the following terms have the following meanings:
“Assigned Debtors” means the debtors of the Assignor under the Assigned Receivables.
“Assigned Receivables” means the Receivables assigned by way of security pursuant to this Master Agreement and each relevant Assignment Form made in relation thereto.
“Assignees” means the Lenders.
“Assignment” means the assignment of the Assigned Receivables by way of security (cession de créances professionnelles à titre de garantie) granted by the Assignor in accordance with the Law by virtue of this Master Agreement and each Assignment Form made in relation thereto, as security for the Secured Liabilities.
“Assignment Form” means a bordereau de cession in the form of Schedule 1 hereto.
“Assignor” means AGZ Holding, as designated above.
“Beneficiaries” means the Lenders, as represented by the Security Agent, from time to time party to the Facilities Agreement.
“Business Day” means a day (other than a Saturday or a Sunday) on which banks are open for general interbank business in Paris.
“Discharge Date” means the date on which (i) all the Secured Liabilities have been irrevocably and unconditionally discharged in full, independently of any partial or intermediate payment or (ii) the Security Agent acting on behalf of the Assignees may release and discharge the Assignor from their liabilities hereunder in accordance with the terms of this Master Agreement or the other Finance Documents.
“Event of Default” means an event specified as such in clause 18.1 (Events of Default) of the Facilities Agreement.
“Finance Documents” has the meaning ascribed thereto in the Facilities Agreement.
“Insolvency” means any proceeding referred to in clauses 18.1(f) to 18.1(h) of the Facilities Agreement.
“Intercreditor Agreement” has the meaning ascribed thereto in the Facilities Agreement.
“Law” means Articles L.313-23 to L.313-34 of the French Monetary and Financial Code (Code monétaire et financier).

5.

“Lenders” means the financial institutions listed in Schedule 4, or any person to which rights and/or obligations under the Facilities Agreement are assigned or transferred pursuant to clauses 24 (Changes to Parties) of the Facilities Agreement and in each case their respective successors.
“Letter of Acceptance” means a letter of acceptance in the form of Schedule 3 hereto.
“Master Agreement” means this master agreement for assignment of the Assigned Receivables by way of security together with the schedules hereto, as supplemented or amended from time to time.
“Notice of Assignment” means a notification de cession de créances in the form of Schedule 2 hereto.
“Payment Default” means a payment default as defined in clause 18.1(a) (Events of Default) of the Facilities Agreement.
“Receivables” means, at any time, the unpaid portions of the obligations of any trade debtor of the Assignor in respect of the supply of goods or services by the Assignor, together with any related interests, default interests, deferred interests, expenses, commissions and incidentals.
“Revolving Facility” has the meaning ascribed thereto in the Facilities Agreement.
“Secured Liabilities” means all present and future obligations and liabilities (whether actual or contingent and whether owed jointly or severally) arising from the Assignor’s obligations and liabilities to the Lenders (or any of them) in its capacity as Borrower under or in connection with the Revolving Facility and the Finance Documents (or any of them) (including, in each case, without limitation, under any amendments, supplements or restatements of any of the Finance Documents or in relation to any new or increased advances or utilisations); together with all costs, charges and expenses incurred by any Beneficiary in connection with the protection, preservation or enforcement of its respective rights under the Finance Documents or any other document evidencing or securing any such payment liabilities in favour of the Beneficiaries, to the extent due under any such document and subject to the provisions of the Facilities Agreement.
“Security Agent” means Natixis, as designated above, or any bank or financial institution which becomes Security Agent under the Facilities Agreement.
“Security Period” means the period beginning on the date hereof and ending on the Discharge Date.
1.2	Construction
(a)	In this Master Agreement, unless the contrary intention appears, a reference to:
(i)	“assets” or “regulation” shall be construed in accordance with the Facilities Agreement;
(ii)	a Clause or a Schedule is, unless otherwise specified, a reference to a clause or a schedule to this Agreement;
(iii)	a provision of a law is a reference to that provision as amended or re-enacted;

(iv)	a time of day is a reference to Paris time;

6.

(v)	words importing the plural shall include the singular and vice versa;
(vi)
any reference to a party to this Master Agreement or other person includes, unless otherwise provided in this Master Agreement, such party’s or person’s permitted successors, assignees, transferees or substitutes;

(vii)	an agreement or document includes a reference to that agreement or document as amended, novated or supplemented from time to time.
(b)	The index to and the headings in this Master Agreement are for convenience only and are to be ignored in construing this Master Agreement.

(c)	This Agreement is entered into with the benefit and subject to the burden of the Intercreditor Agreement.
2.	SECURITY AGENT
The Assignor hereby agrees that the Security Agent shall be the agent (mandataire) of the Assignees for the purposes of this Master Agreement, acting in such capacity in its name but on behalf of the Assignees.
3.	ASSIGNMENT

3.1	Purpose of Assignment
(a)
As security for its Secured Liabilities, the Assignor hereby undertakes, on the terms of this Master Agreement and in accordance with the Law, to assign to the Assignees all its present and future Receivables, provided that at all times, the value of such assigned Receivables shall be at least equal to 80% (eighty percent) of its total outstanding Revolving Facility Drawings.

(b)
Each Assignee will benefit from any Assignment in the proportion which its Revolving Commitments bears to the total Revolving Commitments (insofar as they relate to Advances made to the Assignor) as at the date of such Assignment.

(c)
This Master Agreement shall apply automatically to all Assignment Forms delivered by the Assignor to the Security Agent, on each date of Assignment, provided that such Assignment Forms make specific reference to this Master Agreement.

3.2	Date of Assignment
(a)	So long as and to the extent that no Drawing is made by the Assignor under the Facilities Agreement, the Assignor shall not be obligated to assign any of its Receivables by way of security hereunder.
(b)
In the event that no Drawing by the Assignor is outstanding and the Assignor intends to make a Drawing under the Facilities Agreement, it shall, on the Drawdown Date for such Drawing and monthly thereafter for so long as any Drawing by the Assignor is outstanding, assign to the Assignees by way of security all of its Receivables, provided that at all times, the value of such assigned Receivables shall be at least equal to 80% (eighty percent) of its total outstanding Revolving Facility Drawings.

7.

3.3	Method of Assignment
(a)
Each Assignment made pursuant to this Master Agreement shall be made by the Assignor to the Assignees by remittance of an Assignment Form to the Security Agent on each date of Assignment in accordance with Clause 3.2 (Date of Assignment). Each Assignment Form shall (i) list and clearly identify the relevant Assigned Receivables and incorporate all of the specific requirements of the Law and all regulations in force relating thereto, (ii) be signed by a legally authorised representative of the Assignor and (iii) set out the Assignees as beneficiaries and set out the respective proportion of the benefit taken by each Assignee.

(b)
The Security Agent shall, on its reasonable judgement or after consultation of the Assignees, be entitled to reject any Assignment Form to the extent that such Assignment Form does not comply with the provisions of this Master Agreement or the Law. Immediately upon notice thereof by the Security Agent to the Assignor, the Assignor undertakes to replace the relevant Assignment Form by delivery of a new Assignment Form, which shall be acceptable to the Security Agent, acting reasonably, after consultation of the Assignees.

(c)
Where any new Assignment Form (the “New Assignment Form”) delivered by the Assignor relates to Receivables which have already been assigned (the “Re-assigned Receivables”) under any Assignment Form previously delivered by that Assignor (i) the Re-assigned Receivables shall not be deemed assigned under any New Assignment Form and shall not be included in the scope of any new Assignment granted by virtue of the New Assignment Form with respect to any outstanding Drawings of the Assignor already secured by such Re-assigned Receivables but (ii) provided any Drawing to which were previously assigned the Re-assigned Receivables is no longer outstanding, the Re-assigned Receivables shall be deemed assigned under the relevant New Assignment Form and shall be included in the scope of any new Assignment granted by virtue of the New Assignment Form with respect to any new Drawings of the Assignor.

(d)
Each Assignment Form shall be delivered by the Assignor to the Security Agent who shall hold such Assignment Form on behalf of the Assignees and shall ascertain the date thereof. Each Assignee hereby appoints the Security Agent, which hereby accepts, to (i) be the addressee of each Assignment Form remitted by the Assignor pursuant to this Master Agreement, (ii) ascertain the date of each Assignment Form as the date on which the Assignment Form is remitted by the Assignor, and (iii) hold each such Assignment Form on its behalf.

4.	EFFECTS OF EACH ASSIGNMENT
The execution of each Assignment Form by the Assignor pursuant to this Master Agreement will automatically entail the transfer to the Assignees of the full ownership of the Assigned Receivables. The Assignees will be deemed owner of the Assigned Receivables from the date of the relevant Assignment Form as such has been ascertained by the Security Agent in accordance with the provisions of paragraph 4.3(d) above. The execution of each Assignment Form by the Assignor pursuant to this Master Agreement will in addition automatically entail the transfer to the Assignees of any guarantees and security interests guaranteeing each Assigned Receivables.

8.

5.	COLLECTION BY THE ASSIGNOR
For so long as no Payment Default has occurred, nor a payment default with respect to a notification relating to any Event of Default made in accordance with clause 18.2 (Acceleration) of the Facilities Agreement, and without prejudice and subject to Clauses 6 and 7 of this Master Agreement, the Assignor is hereby appointed by each Assignee, and shall be entitled to:
(i)	collect on its current account(s) all payments to be made from time to time by its Assigned Debtors under its Assigned Receivables; and

(ii)
at its own cost, file any claim, take any action or proceedings it thinks fit or advisable against any Assigned Debtor to recover any amount owed to him in case of default by any Assigned Debtor to pay any amount payable by such Assigned Debtor under any underlying contract or agreement, provided that any payment received by the Assignor shall be collected by it for the account of the Assignees. The sums collected by the Assignor under its Assigned Receivables shall be deemed the property of the Assignees.
6.	COLLECTION BY THE SECURITY AGENT
(a)
Upon the occurrence of a Payment Default or a payment default with respect to a notification relating to any Event of Default made in accordance with clause 18.2 (Acceleration) of the Facilities Agreement (the “Relevant Payment Default”), the Security Agent shall be entitled to terminate, immediately and without notice, all the discretions, powers and authorizations granted to the Assignor pursuant to Clause 5, and/or to send a notice to the relevant Assigned Debtor in accordance with Clause 7 below, in which case the provisions of Clause 7 shall apply, subject to paragraph (c) of this Clause 6.

(b)
All proceeds received by the Security Agent acting on behalf of the Assignees and/or the Assignees in respect of, collection from, or other realisation upon all or any part of the Assigned Receivables shall be applied for repayment of all the Secured Liabilities in accordance with the relevant provisions of the Facilities Agreement and the Intercreditor Agreement.

(c)
Upon such Relevant Payment Default being remedied or waived and in the event the Security Agent has sent a notice to the relevant Assigned Debtor in accordance with Clause 7 below, the provisions of paragraph (a) of this Clause 6 shall cease to apply and the collection of any Assigned Receivables for which no notice has been sent to the relevant Assigned Debtor under Clause 7 below, shall be made according to Clause 5 above.

7.	NOTICE OF ASSIGNMENT — ACCEPTANCE

7.1	Notice of Assignment
The Agent, acting on the instructions of the Majority Lenders, shall be entitled at any time following the occurrence of a Payment Default or a payment default with respect to a notification relating to any Event of Default made in accordance with clause 18.2 (Acceleration) of the Facilities Agreement, to notify any Assignment made pursuant to this Master Agreement to any relevant Assigned Debtor in accordance with the provisions of Article L.313-28 of the French Monetary and Financial Code. Each such notice shall take the form of a Notice of Assignment. In any such case, any relevant Assigned Debtor shall then pay the sums payable by it under each Assigned Receivables directly to the Security Agent on behalf and for the account of the Assignees. Any payment made by any Assigned Debtor to the Assignor as from the date of receipt of a Notice of Assignment will not discharge such Assigned Debtor of its obligations under this Clause 7.1.

9.

7.2	Acceptance

The Security Agent, acting upon the request of the Majority Lenders, shall be entitled at any time following the occurrence of a Payment Default or a payment default with respect to a notification relating to any Event of Default made in accordance with clause 18.2 (Acceleration) of the Facilities Agreement, to request any Assigned Debtor to covenant to pay directly to the Assignees (“engagement direct”) in accordance with the provisions of Article L.313-29 of the French Monetary and Financial Code. Each such request shall take the form of a Letter of Acceptance. Upon countersigning of such letter, the Assigned Debtor shall cease to be entitled to raise any defenses based on the underlying contracts entered into between such Assigned Debtor and the Assignor to the fullest extent permitted by law.

8.	PRESERVATION OF SECURITY

8.1	Continuing security

The security (cession de créances professionnelles à titre de garantie) created by each Assignment Form shall extend to the ultimate balance of the Secured Liabilities, regardless of any intermediate payment or discharge in part.

8.2	Additional security

Each Assignment is in addition to and is not in any way prejudiced by any other security now or hereafter held by the Assignees in respect of the Secured Liabilities.

8.3	Security transfer

In the event of any assignment, transfer, novation or disposal of a part or all of its rights and obligations by any Assignee under the Facilities Agreement to which such Assignee is a party, such Assignee hereby expressly maintains, which the Assignor accept, all its rights and privileges hereunder for the benefit of its successor, in accordance with the terms of Article 1278 of the (French) Civil Code (Code Civil) so that each Assignment will secure the Secured Liabilities to the rateable benefit of such successor, without further formalities.

9.	REPRESENTATIONS AND WARRANTIES

9.1	Representations and Warranties
The Assignor represents and warrants to the Assignees that:
(a)
Due incorporation: it is a limited liability company, duly incorporated and validly existing under the laws of the jurisdiction of its incorporation, with the power to own its assets and carry on its business as it is being conducted;

(b)
Corporate power and authority: it has the power to enter into and perform, and has taken all necessary action to authorise the entry into, performance and delivery by it of, this Master Agreement and each Assignment Form and the obligations contemplated herein;

(c)	Insolvency: it is not in Insolvency, nor in a situation likely to result in the same;

10.

(d)
Authorisations, approvals and consents: no authorization, approval, consent, licence, notice or other requirement of public or corporate bodies of the Assignor is required in connection with the entry into, performance, validity or enforceability of this Master Agreement and each Assignment Form, except any authorization that has been duly obtained and of which written evidence has been provided to the Security Agent;

(e)	Validity: this Master Agreement and each Assignment Form constitute its legal, valid, binding and enforceable obligation in accordance with their terms;

(f)
Non-conflict: the execution of this Master Agreement and each Assignment Form, and performance by the Assignor of the transactions contemplated by this Agreement and each Assignment Form do not and will not breach, violate or conflict with any agreement to which the Assignor is a party or which is binding upon its assets, by-laws, rules, regulations, or any applicable law, regulation or official or judicial order or any authorization;

(g)	Ownership: it has valid title and is the sole absolute legal owner of its Receivables which shall be assigned to the Assignees hereunder;

(h)
Security Interests: its Assigned Receivables are not subject to any Security Interest, and there are no similar restrictions which may affect the rights of the Beneficiaries under this Master Agreement and the Assignment; and

(i)
No legal proceedings: no litigation, arbitration or administrative proceeding of or before any court, arbitral body or agency have been started or threatened which might impair the ability of the Assignor to enter into this Agreement or to perform its obligations hereunder.

9.2	Time for making representations and warranties

The representations and warranties set out in this Clause 9 are made on the date hereof and are deemed to be repeated throughout the Security Period upon each date such representations and warranties are deemed to be repeated in the Facilities Agreement.

10.	UNDERTAKINGS

10.1	Duration
The undertakings in this Clause 10 remain in force from the date of this Master Agreement until the Discharge Date.
10.2 No Disposal
Without the Security Agent’s prior written consent and/or except as permitted or required under the Facilities Agreement, the Assignor will not, throughout the Security Period:
(i)
assign, pledge, transfer or otherwise dispose of, nor suffer or permit any of the same to occur with respect to, any Assigned Receivables or its rights attached to such Assigned Receivables to the benefit of a party other than the Assignees;

(ii)
modify the Assignees’ rights relating to the Assigned Receivables upon the delivery of any relevant Assignment Form; in particular the Assignor shall not modify or restrict the scope or rights attached to the Assigned Receivables vis-à-vis the Assigned Debtors, including by sub-contracting part or whole of its obligations under the underlying contract or agreement supporting the relevant Assigned Receivables, it being understood that the assignment does not preclude to repay any Assigned Receivable to the Assignor;

11.

(iii)
modify the guarantees and security interests attached to the Assigned Receivables upon the delivery of any relevant Assignment Form or agree any material amendment of or material variation in the Assigned Receivables in a way which detrimentally and materially affects the rights of the Assignees;

(iv)	create, incur or permit to subsist any Security Interest over the Assigned Receivables other than for the benefit of the Assignees;

(v)	except within the normal course of its activities, grant any time or other indulgence under the Assigned Receivables; and

(vi)
take any action or exercise any rights (or omit to take any action or exercise any rights) that may reasonably be expected to have a Material Adverse Effect on the rights of the Assignees under this Master Agreement, any Assignment Form or the Assigned Receivables.

10.3	Information
From the date of this Master Agreement and throughout the Security Period, the Assignor undertakes:
(i)	promptly to provide to the Security Agent all information relating to its Assigned Receivables which the Security Agent may from time to time reasonably require; and

(ii)	upon becoming aware thereof, promptly to inform the Security Agent of any judicial disputes relating to its Assigned Receivables.
11.	LIABILITY TO PERFORM

The Assignees and the Security Agent shall not be required in any manner to perform or fulfil any obligation of any Assignor in respect of Assigned Receivables and the underlying contracts and/or agreements supporting the Assigned Receivables entered into between any Assignor and the Assigned Debtors, or to make any payment or to present or file any claim or take any other action to collect or enforce the payment of any amount to which they may have been or to which they may be entitled hereunder at any time or times.

12.	APPLICATION OF PROCEEDS

Any moneys received by the Assignees or the Security Agent from the Assignor pursuant to this Master Agreement shall be applied as set out and in the order and priority set forth under the Intercreditor Agreement.

13.	COVENANT TO RELEASE

On or, as soon as practicable, after the Discharge Date, the Security Agent acting on behalf of the Assignees shall, at the cost of the Assignor, execute and do all such deeds, acts and things as may be necessary to release and discharge the Assignor from their liabilities hereunder, and in particular hand over all existing Assignment Forms to the Assignor.

12.

14.	EXPENSES, INDEMNITIES AND TAXES

In accordance with, and subject to the provisions of, clause 14 (Fees, Expenses and Stamp Duties) of the Facilities Agreement, all out of pocket costs and expenses (including reasonable legal fees and expenses) together with any applicable value added tax or other like Taxes incurred by the Beneficiaries or the Security Agent in connection with the negotiation or execution of this Master Agreement will be for the account of the Assignor.

15.	CHANGES TO THE PARTIES
All the rights, privileges, powers, discretions and authorities of the Assignees hereunder will benefit their respective successors and assignees and all terms, conditions, representations and warranties and undertakings of the Assignor hereunder shall oblige its respective successors and assignees in the same manner, it being agreed and understood that:
(a)	the Assignor shall not assign, transfer, novate or dispose of any of, or any interest in its rights and/or obligations under this Master Agreement, and

(b)
the Assignees and the Security Agent shall be entitled to assign, transfer, novate or dispose of any of, or any interest in their rights and/or obligations hereunder to any successor in accordance with the relevant provisions of the Facilities Agreement.

The provisions of this Master Agreement and the rights arising therefrom shall remain in full force and effect and benefit to any successors, transferees or assignees of a Beneficiary or the Security Agent, without any specific notice, registration or reiteration, in case, inter alia, of any sale, merger, demerger, spin-off or assets contribution which a Beneficiary may decide to proceed. It is expressly agreed that an asset contribution or a partial merger within the meanings of articles L. 236-1 et sequitur of the French Commercial Code (Code de Commerce) shall be deemed to be a transfer for the purpose of the present provision.
16.	SEVERABILITY

If a provision of this Master Agreement is or becomes illegal, invalid or unenforceable, that shall not affect:
(a)	the validity or enforceability in that jurisdiction of any other provision of this Master Agreement; or

(b)	the validity or enforceability in other jurisdictions of that provision or any other provision of this Master Agreement.
In any case, if such illegality, invalidity or enforceability occurs, the parties shall negotiate in good faith with a view to agree on the replacement of such provision by a provision which is legal, valid and enforceable and which is to the extent applicable in accordance with the intents and purposes of this Master Agreement and which in its economic effect come as close as practicable to the provision being replaced.

13.

17.	NOTICES

Except as specifically provided otherwise in this Agreement, all notices or other communications under or in connection with this Agreement shall be given to each party as specified in clause 18 (Notices) of the Intercreditor Agreement.

18.	FRENCH LANGUAGE

The Assignment Forms, the Notice of Assignment and the Letter of Acceptance executed by the Assignor pursuant to this Master Agreement shall be made in the French language.

19.	GOVERNING LAW AND JURISDICTION

19.1	Governing law

This Master Agreement together with each Assignment Form made pursuant to this Master Agreement shall be governed by and construed in accordance with French law.

19.2	Jurisdiction

For the benefit of the Assignees, the Assignor agree that the courts of France have jurisdiction to settle any disputes in connection with this Master Agreement, each Assignment and each Assignment Form made pursuant to this Master Agreement and accordingly submits to the jurisdiction of the Commercial Court of Paris.

20.	DURATION
This Master Agreement shall remain in full force and effect until the Discharge Date. The Security Agent shall notify the Assignor and each Assigned Debtor which has received a Notice of Assignment or which has executed a Letter of Acceptance promptly on the occurrence of the Discharge Date.
21.	WAIVERS, REMEDIES CUMULATIVE

(a)	The rights of the Assignees and the Security Agent under this Master Agreement:
(i)	may be exercised as often as necessary;

(ii)	are cumulative and not exclusive of its rights under general law; and

(iii)	may be waived only in writing and specifically.
(b)	Delay in exercising or non-exercise of any such right is not a waiver of that right.

14.

Made in Paris
On 16 March 2011
In as many original copies as parties to this Agreement
The Assignor

AGZ HOLDING

By:	François Varagne

The Security Agent

NATIXIS

By:	Jean-Philippe Narni	Sylvie Delorme

The Beneficiaries

THE LENDERS
Represented by the Security Agent

By:	Jean-Philippe Narni	Sylvie Delorme

15.

[TRANSLATION FOR INFORMATION PURPOSES ONLY]
FORM OF AN ASSIGNMENT FORM
ASSIGNMENT OF PROFESSIONAL RECEIVABLES
(SUBJECT TO THE REQUIREMENTS OF ARTICLES L.313-23 TO L.313-34
OF THE FRENCH MONETARY AND FINANCIAL CODE)
(ASSIGNMENT BY WAY OF SECURITY)
Assignor company:
AGZ HOLDING, a société anonyme, incorporated under the laws of France under registration number 413 765 108 RCS Nanterre, with registered capital of euro 35,905,326.00, and having its registered office at Immeuble Les Renardières, 3 Place de Saverne, 92400 Courbevoie;
(the “Assignor”).
Assignee banks:
•
BANQUE PALATINE, a société anonyme à directoire incorporated under the laws of France under registration number 542 104 245 RCS Paris,with registered capital of euro 538,802,680.00, having its registered office at 42 rue d’Anjou 75008 Paris, acting as Lender;

•
BARCLAYS BANK PLC, a company incorporated under the laws of England and Wales under registration number 1026167, with registered capital of sterling 3,040,001,000, having its registered office at 1 Churchill Place, London E14 5HP, United Kingdom,, acting as Lender;

•
BANCO BILBAO VIZCAYA ARGENTARIA, a société anonyme, incorporated under the laws of the Kingdom of Spainacting through its Paris Branch under registered number 349 358 887 RCS Paris, with registered capital of euro 1,523,867,581.08, and having its registered office at 29, Avenue de l’Opéra 75001 Paris, France, acting as Lender;

•
BNP PARIBAS, a société anonyme incorporated under the laws of the Republic of France under registration number 662 042 449 RCS Paris, with registered capital of euro 2,397,320,312.00, having its registered office at 16, boulevard des Italiens, 75009 Paris, acting as Lender;

•
BRED BANQUE POPULAIRE, a société anonyme coopérative de Banque Populaire incorporated under the laws of France under registration number 552 091 795 RCS Paris,with registered capital of euro 432,487,500.00, having its registered office at 18 quai de la Rapée 75012 Paris, acting as Lender

•
CAISSE REGIONALE DE CREDIT AGRICOLE MUTUEL DE PARIS ET D’ILE DE FRANCE, a société coopérative, incorporated under the laws of France under registration number 775 665 615 RCS Paris, a credit institution and brokerage insurance firm registered with the Register of the Intermediaries in Insurances under number 07 008 015, and having its registered office at 26 quai de la Rapée, 75012 Paris, acting as Lender;

16.

•
CREDIT DU NORD, a société anonyme incorporated under the laws of France under registration number 456 504 851 RCS Lille,with registered capital of euro 890,263,248.00, having its registered office at 28 place Rihour 59000 Lille, acting as Lender;

•
CREDIT LYONNAIS, a société anonyme incorporated under the laws of the Republic of France under registration number 954 509 741 RCS Lyon, with registered capital of euro 1,847,860,375.00, having its registered office at 18, rue de la République, 69002 Lyon, acting as Lender;

•
BANQUE COMMERCIALE POUR LE MARCHE DE L’ENTREPRISE, a société anonyme à directoire et conseil de surveillance, incorporated under the laws of France under registration number 378 398 911 RCS Brest, with registered capital of euro 330,000,000, having its registered office at 1 allée Louis Lichou 29480 Le Relecq-Kerhuon France, acting as Lender;

•
CREDIT SUISSE INTERNATIONAL, a company incorporated under the laws of England and Wales under registration number 02500199, having its registered office at One Cabot Square, London, UK E14 4QJ, acting as Lender;

•
HSBC FRANCE, a société anonyme, incorporated under the laws of France under registration number 775 670 284 RCS Paris, with registered capital of euro 337,189,100, having its registered office at 103, avenue des Champs-Elysées, 75419 Paris, France, acting as Lender;

•
ING BELGIUM SA, SUCCURSALE EN FRANCE, incorporated under registration number 490 100 260, having its main office at Coeur Défense, Tour A, Place de la Défense, 90-102 avenue du Général de Gaulle, 92400 Courbevoie, France, a branch of ING Belgium SA/NV, with capital of euro 2,350,000,000, having its registered office at Marnix 24, B-1000 Brussels, registered with the Brussels register under number 0403 200 393, acting as Lender;

•
NATIXIS, a société anonyme incorporated under the laws of the Republic of France under registration number 542 044 524 RCS Paris, with registered capital of euro 4,653,020,308.80, having its registered office at 30, avenue Pierre Mendès France 75013 Paris, acting as Lender;

and their respective successors and assignees under a facilities agreement dated 16 March 2011 entered into between, inter alios, AGZ Holding and Antargaz as Borrowers, BNP Paribas, Caisse Régionale de Crédit Agricole Mutuel de Paris et d’Ile De France, Crédit Lyonnais SA and Natixis as Mandated Lead Arrangers and Bookrunners, the Mandated Lead Arrangers (as defined in the Facilities Agreement), the Arrangers (as defined in the Facilities Agreement), the Lenders,, and Natixis as Facility Agent and Security Agent (the “Facilities Agreement”),

(the “Assignees”).
The Assignees are represented by NATIXIS acting as Security Agent on behalf of the Assignees.
A list of the percentage held by the Assignees in the Revolving Facility is attached in Schedule A hereto.

17.

Receivables assigned:

Contrat giving rise to
	the Assigned	Amount of Assigned	Stated Maturity and
Assigned Debtor	Receivable	Receivable	Payment Location

[•]	[•]	[•]	Maturity on [•]

In the account of [•] open in the books of [•].
or
In accordance with article L. 313-23 alinéa 4 of the French Monetary and Financial Code, the transmission of the Assigned Receivables is made via a computer process which makes it possible to identify them. The Assigned Receivables are identified on a diskette attached hereto.
The assigned receivables and their characteristics are listed in the schedule attached thereto.

Aggregate amount of the assigned receivables:	Number: [ ]

Amount: € [ ]
(the “Assigned Receivables”).
The present assignment form is governed by the provisions of Articles L.313-23 to L.313-34 of the French Monetary and Financial Code and is subject to all provisions of a master agreement for assignment of account receivables by way of security dated as of 16 March 2011 entered into between inter alia NATIXIS as Security Agent, AGZ HOLDING as Assignor and the Assignees (the “Master Agreement”).
The present assignment form is granted as security for all the Secured Liablities of the Assignor to the Assignees, as defined in the Master Agreement.
Terms and expressions defined in the Master Agreement and used herein shall, unless the context requires otherwise, have the meaning ascribed in the Master Agreement.
The present assignment form may be endorsed and transferred to the benefit of any other credit institution.

Signature and seal of	Date
AGZ HOLDING	NATIXIS
as Assignor	As Security Agent on behalf of the Assignees

On

18.

SCHEDULE A
List of Assignees

19.

TRANSLATION FOR INFORMATION PURPOSES ONLY
NOTICE OF ASSIGNMENT OF ACCOUNTS RECEIVABLE AS REFERRED TO AT
ARTICLE L. 313-28 OF THE FRENCH MONETARY AND FINANCIAL
CODE

From:	The Lenders party to the Master Agreement Represented by NATIXIS as Security Agent

Attention:	[Assigned Debtor]
Obj: Assignment of trade receivable by way of security dated as of [          ]
[          ], the [          ]
Dear Sirs,
In accordance with the provisions of Articles L.313-23 to L.313-34 of the French Monetary and Financial Code, the French company AGZ Holding (the “Assignor”) assigned to NATIXIS as Security Agent on behalf of the Lenders the receivable listed on the assignment form dated [          ] (the “Assignment Form”), a copy of which is attached hereto, and for which you are debtor (the “Assignment”).
The Assignment was made in accordance with a master agreement for the assignment of accounts receivable by way of security dated 16 March 2011 (the “Master Agreement”).
In accordance with Article L.313-28 of the French Monetary and Financial Code, you are kindly requested to refrain, effective from the date of this notice, from making any payment under the receivable(s) listed on the Assignment Form to the Assignor and consequently, to pay your debt directly to our account n° [          ], re [          ], with our branch located in [          ].
This letter shall be governed by, and interpreted in accordance with, the laws of France and any dispute relating hereto shall be referred to the exclusive jurisdiction of the Commercial Court of Paris.
Yours faithfully,

The Lenders
Represented by NATIXIS
as Security Agent

By:

20.

TRANSLATION FOR INFORMATION PURPOSES ONLY
DEED OF ACCEPTANCE OF THE ASSIGNMENT OR PLEDGE OF RECEIVABLE
From: [Assigned Debtor]

Attention:	NATIXIS as Security Agent on behalf of the assignees of the Assigned Receivable
Obj: Acceptance of an Assignment of accounts receivable by way of security dated as of [          ]
[          ], the [          ]
Dear Sirs,
We refer to the assignment of accounts receivable by way of security (the “Assignment”) made among the French company AGZ Holding as assignor and NATIXIS as assignee.
The Assignment was made pursuant to a master agreement for the assignment of accounts receivable dated 16 March 2011 (the “Master Agreement”), and pursuant to a deed of assignment dated [          ] (the “Assignment Form”), and in accordance with the provisions of Articles L.313-23 to L.313-34 of the French Monetary and Financial Code.
Further to your demand and in accordance with the provisions of Article L.313-29 of the French Monetary and Financial Code, we hereby accept the Assignment in our capacity of assigned debtor.
Accordingly, we hereby undertake to directly pay to you any sum due under the receivable held by the French company [          ] against us and listed in the Assignment Form (the “Assigned Receivable”) and to pay our debt directly to your account n° [          ], re [          ], with your branch located in [          ].
In addition, we hereby expressly and irrevocably waive any rights to raise against the assignees of the Assigned Receivable any defences based on the underlying contracts entered into between us and [          ].

21.

This deed shall be governed by, and interpreted in accordance with, the laws of France and any dispute relating hereto shall be submitted to the exclusive jurisdiction of the Commercial Court of Paris.
Yours faithfully,

[ASSIGNED DEBTOR]

By:

Name:

22.

SCHEDULE 4
LIST OF THE LENDERS

Revolving
Commitment (EUR)

Banque Palatine	1 400 000

Barclays Bank Plc	3 800 000

Banco Bilbao Vizcaya Argentaria	1 900 000

BNP Paribas	5 700 000

Bred Banque Populaire	1 900 000

Caisse Régionale de Crédit Agricole Mutuel de Paris et d’Ile de France	2 000 000

Crédit du Nord	1 900 000

Crédit Lyonnais	5 700 000

Banque Commerciale pour le Marché de l’Entreprise	3 800 000

Crédit Suisse International	1 900 000

HSBC France	1 900 000

ING Belgium SA, Succursale en France	3 800 000

Natixis	4 300 000

40,000,000

23.